REALTOR® EQUAL HOUSING OPPORTUNITY

ADDENDUM/AMENDMENT TO

☑ **AGREEMENT/CONTRACT TO BUY AND SELL REAL ESTATE [☐ OFFER OR ☐ COUNTEROFFER] OR**
☐ **RESIDENTIAL RENTAL AGREEMENT OR ☐ OTHER:** ____________________
COVERING THE ☑ REAL PROPERTY ☐ PREMISES ☐ BUSINESS ☐ OTHER: ____________________

Further described or commonly known as:

Address 488 Forest Creek Way ____________________ Unit # ________
City Elgin ____________________ State of South Carolina
Other ____________________ TMS ________

The undersigned Parties hereby agree as follows: Change the buyer's name from Arrived Holdings Inc/Assignees to ~~Arrived Westchester, LLC.~~ Arrived SC Westchester, LLC

[redacted]

EXPIRATION OF OFFER: When signed by a Party and intended as an offer or counter-offer, this document represents an offer to the other Party that may be rescinded any time prior to or expires at _____ ☐ AM ☐ PM on ____________ _____ unless accepted or counter-offered by the other Party in written form Delivered prior to such deadline.

Parties are solely responsible for obtaining legal advice prior to entering into this Contract and counsel as required.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties.

BUYER: [redacted]	**Date:** ________	**Time:** ________
BUYER:	**Date:** ________	**Time:** ________
____________________	**Date:** ________	**Time:** ________
____________________	**Date:** ________	**Time:** ________
SELLER: [redacted]	**Date:** 7/8/2021 | 5:40 PM EDT	**Time:** ________
SELLER:	**Date:** 7/8/2021 | 5:10 PM EDT	**Time:** ________
____________________	**Date:** ________	**Time:** ________
____________________	**Date:** ________	**Time:** ________

[redacted]